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                                                                   EXHIBIT 10.10


                                                             [EXECUTION VERSION]




                             STOCKHOLDERS' AGREEMENT


         This Stockholders' Agreement, dated as of March 31, 1999, is by and among Joint Energy Development Investments II Limited Partnership, a Delaware limited partnership ("JEDI II"), Sierra Well Service, Inc., a Delaware corporation (the "Company"), and the Persons designated on the Schedule of Investors attached hereto as Annex A.

         WHEREAS, the Company and JEDI II have entered into a Securities Purchase Agreement, dated as of March 31, 1999 (the "Securities Purchase Agreement"), regarding the sale of, among other investments, shares of the Company's Preferred Stock; and

         WHEREAS, the parties desire to set forth their agreement with respect to certain matters relating to the transfer and voting of the shares of Common Stock held by the Company's Stockholders; and

         WHEREAS, the execution and delivery of this Agreement is a condition to consummation of the transactions contemplated by the Securities Purchase
Agreement:

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS.

         Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the following respective meanings:

         "Acceptance Notice" has the meaning specified therefor in Section 5(b) of this Agreement.

         "Adoption Agreement" shall mean an agreement in the form attached hereto as Exhibit "A" and any similar agreement satisfactory in form and substance to the Company.

         "Affiliate" means, with respect to any specified Person, any other Person (i) directly or indirectly controlling, controlled by, or under common control with the first Person or (ii) that directly or indirectly owns more than five percent (5%) of any class of the voting securities or capital

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stock of or equity interests in such person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power either to (i) vote five percent (5%) or more of the securities or interests having ordinary voting power for the election of directors (or other comparable controlling body) of such Person or to (ii) direct or cause the direction of the management or the policies of such Person, whether through the ownership of voting securities or interests, by contract or otherwise.

         "Agreement" shall mean this Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

         "Appraised Value" shall mean the fair market value of the Company Securities determined by agreement between the Board of Directors and the Subject Stockholder (or a representative or designee thereof) or, if such agreement is not obtained within 30 days after the relevant determination date, by agreement of two firms qualified to appraise the Company's business, one of which shall be selected by a majority of the members of the Board of Directors of the Company and one of which shall be selected by the Subject Stockholder (or a representative or designee thereof). If the two appraisers' determinations of fair market value are within 10% of each other, the average of these amounts shall be the Appraised Value. Otherwise, the two appraisers shall select a mutually agreeable third appraiser to make a determination of the fair market value of the Company Securities. The Appraised Value shall then be the average of: (i) the fair market value as established by such third appraiser and (ii) the fair market value established by one of the first two appraisers that is closest to the third appraiser's estimate. For purposes of determining Appraised Value, the fair market value of the Company Securities shall equal the price that could be obtained in an open (non-forced) sale of all of such outstanding securities, with ample time for marketing and closing and assigning equal value to each share thereof. Each party will bear the cost of its own appraiser and any such appraiser will, upon providing reasonable notice to the Company, be given full access to the books, records, properties and employees of the Company and its subsidiaries during regular business hours. In the event that a third appraiser is chosen as provided hereunder, the parties will bear the cost of such appraiser equally.

         "Board of Directors" shall mean the Board of Directors of the Company.

         "Business Day" means a day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open for business.

         "Change in Control" shall mean the occurrence with respect to any Stockholder of any of the following events; provided, however, that a Change of Control shall not be deemed to have occurred (x) if any of the events described in subsections (i) or (ii) below directly results from a Preferred Holder exercising its rights pursuant to this Agreement or (y) if, after any of the events described in subsections (i) or (ii) below, the voting securities or assets of the Stockholder are held by a Person, entity or group that was a subsidiary of the Stockholder prior to the date hereof:



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         (i) any Person, entity or group (within the meaning of Section 13(d) or
14(d) of the Exchange Act) shall purchase securities pursuant to a tender offer or exchange offer to acquire any securities for cash, securities or any other consideration, provided that after consummation of the offer, the Person, entity or group in question is the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 50% percent or more of the combined voting power of the then outstanding securities of such Stockholder;

         (ii) the stockholders of such Stockholder shall approve: (i) any merger, consolidation, or reorganization of such Stockholder; (a) in which such Stockholder is not the continuing or surviving corporation or (b) pursuant to which shares of outstanding voting securities of such Stockholder would be converted into cash, securities or other property; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of such Stockholder; or
(iii) any liquidation or dissolution of such Stockholder;

         (iii) during any period of two consecutive years, the individuals who at the beginning of such period constituted the board of directors of such Stockholder cease for any reason to constitute a majority of such board, unless the election or nomination for election by such Stockholder's stockholders of each new director during any such two-year period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such two-year period; or

         (iv) The substitution of any general partner of any Stockholder that is a partnership or a Change of Control shall occur with respect to the general partner of any Stockholder that is a partnership

         "Common Stock" shall mean the common stock, no par value, of the Company and all equity securities received in connection with any stock split, stock dividend, reorganization, recapitalization, merger or consolidation of the Company with or into another entity or a similar event. All references herein to Common Stock owned by a Stockholder shall include: (i) the community interest or similar marital property interest, if any, of a spouse of such Stockholder in such Common Stock; and (ii) all of the equity interests and voting rights in the Company which are reflected by Common Stock ownership.

         "Common Stock Equivalent" means any right, warrant or option to purchase shares of Common Stock of the Company or any other security convertible into or exchangeable for shares of Common Stock of the Company.

         "Company" has the meaning specified therefor in the preamble of this Agreement.

         "Company Offer" has the meaning specified therefor in Section 5(a) of this Agreement.


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         "Company Offered Securities" has the meaning specified therefor in
Section 5(a) of this Agreement.

         "Company Securities" shall mean all of the capital stock of the Company, including, but not limited to, any Common Stock, Common Stock Equivalents, any securities convertible into or exchangeable for such securities, and any options, warrants or other rights to purchase such securities.

         "Conversion Shares" means the shares of Common Stock and other securities, property or cash receivable upon conversion of the Preferred Stock.

         "Dispute" has the meaning specified therefor in Section 12(d)(i) of this Agreement.

         "Effective Date" has the meaning specified therefor in Section 2 of this Agreement.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Exempt Issuance" shall mean (i) the sale or issuance of Common Stock by the Company in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, (ii) shares of Common Stock sold or issued upon conversion of shares of the Preferred Stock, (iv) Common Stock issued pursuant to any merger or acquisition by the Company that is approved by the Board of Directors, and (vi) Common Stock issued pursuant to stock splits, stock dividends and other distributions to Stockholders.

         "Fully Diluted" shall mean the total number of shares of Common Stock outstanding assuming the exercise of all outstanding warrants, stock options or similar rights to acquire shares of Common Stock and the conversion of all evidences of indebtedness, shares (other than Common Stock) and other securities convertible into or exchangeable for shares of Common Stock; provided, the total number of shares of Common Stock outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Corporation or its subsidiaries.

         "JEDI Affiliates" has the meaning specified therefor in Section 10(a) of this Agreement.

         "JEDI II" has the meaning specified therefor in preamble of this Agreement.

         "Liens" means mortgages, liens, security interests, pledges, voting trusts, restrictions, encumbrances, preferential purchase rights and claims of every kind.

         "Option" has the meaning specified therefor in Section 7(b) of this Agreement.


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         "Option Purchase Price" has the meaning specified therefor in Section
7(a) of this Agreement.

         "Option Shares" has the meaning specified therefor in Section 7(c) of this Agreement.

         "Participation Notice" has the meaning specified therefor in Section 4(iii) of this Agreement.

         "Person" means any natural person, partnership, corporation, and any other form of business or legal entity.

         "Positions" has the meaning specified therefor in Section 10(a) of this Agreement.

         "Preferred Holder" shall mean the Persons listed as Preferred Holders on Annex B to this Agreement, the holders of the Conversion Shares issued pursuant to the conversion of the Preferred Stock and any transferees of any such Persons.

         "Preferred Stock" means, either singly or collectively, shares of the
Company's: (i) Series A Preferred; (ii) Series B Preferred; and (iii) Series C Preferred.

         "Pro Rata Portion," with respect to a Preferred Holder, means a fraction, the numerator of which shall equal the total number of shares of Common Stock then held by such Preferred Holder (assuming conversion of all of such holder's shares of Preferred Stock) and the denominator of which shall equal the sum of all shares of Common Stock then held by all Preferred Holders (assuming conversion of all outstanding shares of Preferred Stock).

         "Proposed Sale Price" has the meaning specified therefor in Section 4(i) of this Agreement.

         "Purchase Notice" has the meaning specified therefor in Section 4(ii) of this Agreement.

         "Purchasing Investor" has the meaning specified therefor in Section 5(e) of this Agreement.

         "Qualified Transferee" means a Person that is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Securities Purchase Agreement" has the meaning specified therefor in the recitals of this Agreement.

         "Securityholders" means anyone owning any shares of the capital stock of the Company.


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         "Selling Stockholder" has the meaning specified therefor in Section
4(i) of this Agreement.

         "Senior Facility" means the Company's $24,408,000 Senior Credit Facility, dated March 31, 1999.

         Series A Holder" has the meaning specified therefor in Section 9(a) of this Agreement.


         "Series A Preferred" means the Company's Series A Cumulative Preferred Stock.

         Series B Holder" has the meaning specified therefor in Section 7(b) of this Agreement.

         "Series B Preferred" means the Company's Series B Convertible Preferred Stock.

         "Series C Call Option" has the meaning specified therefor in Section 6(a) of this Agreement.

         "Series C Holder" has the meaning specified therefor in Section 6(b) of this Agreement.

         "Series C Preferred" means the Company's Series C Convertible Preferred Stock.

         "Stockholder" shall mean each Person listed as a Stockholder on Annex A to this Agreement, any Transferee (other than a Preferred Holder) of any such Person and any person who signs an Adoption Agreement in accordance with Section 3(c).

         "Subject Shares" has the meaning specified therefor in Section 4(i) of this Agreement.

         "Subject Stockholder" has the meaning specified therefor in Section 4(vi) of this Agreement.

         "Subordinated Facility" means the Company's $25 million Senior Subordinated Credit Facility, dated March 31, 1999.

         "Transfer" shall mean any direct or indirect transfer, assignment, donation, devise, sale, gift, pledge, hypothecation, encumbrance, or other disposition of any security, or any interest therein, whether voluntary or involuntary, including without limitation any disposition or transfer as a part of any liquidation of assets or any reorganization pursuant to the United States' or any other jurisdiction's bankruptcy law or other similar debtor relief laws. The term "Transfer," shall also include a transaction involving a change of ownership interest or voting power of a Stockholder entered into for the purpose or with the effect of avoiding the restrictions on the Transfer of the Company Securities provided herein or other any other provision hereof governing Transfers.

         "Transfer Notice" has the meaning specified therefor in Section 4(i) of this Agreement.




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         "Transferee" shall mean any Person who acquires Company Securities from a Stockholder (other than a Preferred Holder).

         "Voting Power" shall mean, with respect to a Securityholder, the total number of votes that could be cast by such Securityholder in a matter for which holders of Common Stock are entitled to vote, other than the election of directors, without giving effect to any cumulative voting rights.

         2. EFFECTIVE DATE. The restrictions, obligations and rights of the parties hereto imposed by Sections 3 through 9 of this Agreement shall become effective concurrently with the Closing (as defined therein) of the Securities Purchase Agreement (the "Effective Date"). The Company and each Stockholder covenants and agrees that, from the date hereof until the Effective Date, such Stockholder will not Transfer any shares of Common Stock or Company Securities or any interest therein.

         3. GENERAL RESTRICTION ON TRANSFERS.

                  (a) General Rule; Ownership. Each of the Stockholders agrees that until the redemption of all outstanding shares of the Series A Preferred in accordance with its terms, no Stockholder may effect any Transfer of any shares of Company Securities owned by such Stockholder without the prior written consent of holders representing a majority of the outstanding shares of the Series A Preferred. Thereafter, Stockholders may only Transfer Company Securities in strict compliance with the provisions of this Agreement. Each Stockholder represents and warrants to the Preferred Holders that such Stockholder beneficially owns all of the Company Securities, and no other securities, set forth opposite its name on Annex A to this Agreement, free and clear of all Liens (except as otherwise specified on Annex A) and that such shares are held of record in the name set forth on Annex A.

                  (b) Prohibited Transfers are Void. Attempts by Stockholders to Transfer Company Securities that do not comply with the terms of this Agreement shall be void and of no effect and the Company shall hold and refuse to effectuate such Transfer. The Company shall give effect to the transfer restrictions imposed by this Agreement by placing an "issuer hold" on the Company Securities owned by the Stockholders and it will not release such issuer hold except in accordance with the terms hereof. Each Stockholder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer established in this Agreement. The Company shall keep a copy of this Agreement (as it may be amended from time to time) at its principal place of business and shall make such Agreement subject to the same right of examination by Securityholders of the Company, in person or by agent, attorney or accountant, as are the books and records of the Company by any stockholder generally. The Company's duty to prohibit Transfers that do not comply with the terms of this Agreement is additional to, and without prejudice to, the rights and remedies that may be otherwise available to the parties. Each party: (i) acknowledges that remedies at law for any breach or any attempted breach hereof would be inadequate; (ii) agrees that each other




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         party shall be entitled to specific performance and injunctive relief and other equitable relief in case of such a breach or attempted breach; and (iii) agrees to waive any requirement for notice prior to obtaining injunctive or equitable relief in such circumstances.

                  (c) Adoption Agreement. The Company shall not issue or Transfer Company Securities, nor shall any Stockholder Transfer any Company Securities, unless the intended Transferee (other than a Preferred Holder) first executes an Adoption Agreement and delivers it to the Company, whereupon such Transferee shall be deemed a "Stockholder" and shall have the rights and obligations of a Stockholder under this Agreement and the Company Securities held by any such Person shall be subject to the provisions hereof.

         4. RIGHT OF FIRST REFUSAL AND TAG-ALONG RIGHT ON STOCKHOLDER TRANSFERS.

         Each of the Stockholders agrees that it will not Transfer any shares of Company Securities to any Person without first providing the Company the right to purchase the shares to be Transferred and the Preferred Holders (i) the right to purchase the shares to be Transferred or (ii) the right to participate in the Stockholder's proposed Transfer, in accordance with the following provisions:

                           (i) Proposed Transfer. If any Stockholder (a "Selling
                  Stockholder") desires to Transfer Company Securities it shall deliver to the Company and to JEDI II or its designees a written notice (a "Transfer Notice") which shall specify the proposed Transferee, the number and kind of Company Securities to be Transferred (the "Subject Shares"), the proposed consideration to be paid per share therefor (the "Proposed Sale Price"), and other material terms of the proposed Transfer (which terms shall not limit the ability of the Company or the Preferred Holders to exercise their rights to acquire the securities hereunder), and which notice shall include a copy of any agreement with respect to the proposed Transfer. No Stockholder may Transfer Company Securities to a non-Preferred Holder for consideration other than cash.

                           (ii) Right of First Refusal.

                                    (1) The Company shall have the right, for a
                           period of thirty days following its receipt of a Transfer Notice to elect to acquire the Company Securities specified in the Transfer Notice at a cash price equal to the Proposed Sale Price. The Company may exercise the foregoing right by delivering to the Selling Stockholders, within thirty days after receipt of the Transfer Notice, written notice (a "Purchase Notice") of its intention to purchase the Subject Shares. The closing of any acquisition of Subject Shares by the Company shall be consummated within five Business Days following delivery of the Purchase Notice, at the principal offices of the Company (unless otherwise mutually agreed), at which time the Proposed Sale Price (in the form of a wire transfer to an account designated by the




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                           Selling Stockholder) shall be delivered to the
                           Selling Stockholder or its representative and Selling Stockholder shall deliver to the Company certificates representing the Subject Shares, duly endorsed for transfer or accompanied by duly executed stock powers.

                                    (2) If the Company does not elect to acquire
                           any or all of the Subject Shares, each of the Preferred Holders shall have the right to elect to acquire any Subject Shares not purchased by the Company at the Proposed Sale Price. The Preferred Holders may exercise the foregoing right by delivering to the Selling Stockholder a Purchase Notice of their intention to purchase the Subject Shares within (x) sixty days following receipt of a Transfer Notice or (y) thirty days after written notification by the Company that it will not acquire all of the Subject Shares, whichever is earlier. The closing of any acquisition of Subject Shares by the Preferred Holders shall be consummated within five Business Days following delivery of the Purchase Notice, at the principal offices of JEDI II (unless otherwise mutually agreed), at which time the purchase price (in the form of a wire transfer to an account designated by the Selling Stockholder or, if other than cash, in a form reasonably acceptable to the Selling Stockholder) shall be delivered to the Selling Stockholder or its representative and the Selling Stockholder shall deliver to the Preferred Holders certificates representing the Subject Shares, duly endorsed for transfer or accompanied by duly executed stock powers. Unless otherwise agreed among the Preferred Holders who have exercised their election to acquire the Subject Shares, the Subject Shares so purchased shall be allocated among such Preferred Holders in proportion to their Pro Rata Portion.

                           (iii) Tag-Along Right. Each of the Preferred Holders
                  shall have the right, for a period of thirty days following receipt of a Transfer Notice, to elect to participate in the sale to the Selling Stockholder's proposed Transferee of the Subject Shares on substantially the same terms as the proposed Transferee could acquire the Subject Shares from the Selling Stockholder. A Preferred Holder shall exercise the foregoing right by delivering to the Selling Stockholder, within thirty days after receipt of the Transfer Notice, written notice of its intention to participate in the sale to the Transferee (a "Participation Notice"), specifying the amount of shares the Preferred Holder desires to sell to the proposed Transferee (such amount being equal to or less than its Pro Rata Portion of the Subject Shares). The closing of any tag-along sale by the Preferred Holders shall be consummated within five Business Days following delivery of the Participation Notice, at the principal offices of JEDI II (unless otherwise mutually agreed), at which time the purchase price (in the form of a wire transfer to an account designated by the Preferred Holders) shall be delivered to the Preferred Holders or their representatives and the Preferred Holders shall deliver to



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                  the third-party Transferee certificates representing the
                  shares they are selling, duly endorsed for transfer or accompanied by duly executed stock powers.

                           (iv) Lapse. If the Preferred Holders shall (i) fail
                  to give either a Purchase Notice or a Participation Notice within the applicable time period specified in paragraph
                  (ii)(2) above, or (ii) notify the Selling Stockholder in writing of the waiver of their "first-refusal" and "tag-along" rights given in subparagraphs (ii) and (iii) above with respect to the Subject Shares, whichever is earlier, then the Selling Stockholder shall have the right, for a period of 30 calendar days to sell to any Qualified Transferee the Subject Shares remaining unsold at a price not less than the Proposed Sale Price and on terms substantially the same as set forth in the Selling Stockholder's Transfer Notice delivered pursuant to subparagraph (i) above.

                           (v) Waiting Period with Respect to Subsequent
                  Transfers. In the event that the Preferred Holders do not exercise their "first-refusal" and "tag-along" rights given in subparagraphs (ii) and (iii) above with respect to the Subject Shares and the Selling Stockholder shall not have sold the Subject Shares to a Qualified Transferee before the expiration of the 30-day period set forth in subparagraph (iv), then such Selling Stockholder shall not propose another Transfer of Company Securities for a period of 60 calendar days after the last day of such 30-day period.

                           (vi) Change in Control Option.

                                    (1) If any Stockholder undergoes a Change in
                           Control, or in the event of the death or divorce of any individual Stockholder (each a "Subject Stockholder"), the Company shall have the option to purchase all (but not less than all) of the Subject Stockholder's Company Securities. The price per share at which such Company Securities shall be purchased shall be the Appraised Value and shall be payable in cash. Such option must be exercised within 30 days after the date on which the Company receives written notice of the Change in Control, death or divorce of the Subject Stockholder.

                                    (2) If the Company elects not to purchase
                           all of the Subject Stockholder's Company Securities, the Preferred Holders shall have the right to acquire all, but not less than all, of such securities. The price per share at which such Company Securities shall be purchased shall be the Appraised Value and shall be payable in cash. Such option must be exercised within (x) 60 days after the date on which the Preferred Holders receive written notice of the Change in Control, death or divorce of the Subject Stockholder or (y) 30 days after written notification by the Company that it will not acquire all of the Subject Stockholder's Company Securities, whichever is earlier. If any Preferred Holder elects to purchase less than its Pro Rata Portion of the Subject Stockholder's Company Securities, then such Preferred Holder shall


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                           be allocated and shall purchase the amount of such
                           securities it elected to purchase and the other Preferred Holders shall be allocated and shall purchase the balance of the Subject Stockholder's Securities.

                                    (3) To the extent not exercised by the
                           Company or the Preferred Holders, the option to acquire the Subject Stockholder's Company Securities will expire and be of no further force and effect. Each Subject Stockholder agrees to provide prompt written notice to each Preferred Holder and the Company of the occurrence of any Change in Control or upon the occurrence of any divorce of such Subject Stockholder.

         5. PREEMPTIVE RIGHT ON COMPANY ISSUES.

                  (a) Company Offer. The Company shall give the Preferred Holders thirty (30) days' prior written notice (the "Company Offer"), delivered or mailed as provided in Section 12(k), of the Company's intention to sell or issue any Company Securities, other than an Exempt Issuance (the "Company Offered Securities"), stating the intended date and material proposed terms of such sale or issuance and the respective record ownership of Company Securities and Voting Power of each Securityholder immediately before and after giving effect to the proposed issuance. Such notice shall include a representation to the Preferred Holders that the Company has a good faith intention to sell such Company Securities on the terms specified in the Company Offer. A Company Offer shall constitute an offer by the Company, irrevocable for thirty (30) days, to sell or issue all or any portion of the Company Offered Securities to the Preferred Holders on the same terms as specified in the Company Offer or, if such terms provide for consideration other than cash, for cash in an amount equal to the fair market value of such non-cash consideration. The fair market value of such non-cash consideration shall be determined in good faith by a majority of the Board of Directors.

                  (b) Acceptance of Company Offer. Within thirty (30) days after receipt of a Company Offer, each Preferred Holder shall give an irrevocable written notice to the Company (an "Acceptance Notice") that (a) such Preferred Holder has elected to purchase all or a stated portion of the Company Offered Securities without regard to the other Preferred Holders' election or (b) such Preferred Holder has elected to purchase all or a stated portion of the Company Offered Securities only if the other Preferred Holders elect to purchase all or a stated portion of the Company Offered Securities. If any Preferred Holder does not give an Acceptance Notice by the end of such thirty (30) day period, such Preferred Holder shall be deemed to have elected not to purchase any of the Company Offered Securities.

                  (c) Allocation of Company Offered Securities. If the Preferred Holders elect to purchase, in the aggregate, either all or more than all of the Company Offered Securities, the Company Offered Securities shall be allocated as follows:

                           (i) If any Preferred Holder elects to purchase less
than its Pro Rata Portion of the Offered Securities, then such Preferred Holder shall be allocated and shall purchase the



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amount of Company Offered Securities it elected to purchase and the other
Preferred Holders electing to purchase the Company Offered Securities shall be allocated and shall purchase the balance of the Company Offered Securities; provided, however, that, no such Preferred Holder shall be obligated to purchase an amount of Company Offered Securities in excess of the amount set forth in its Acceptance Notice; and

                           (ii) Otherwise, each Preferred Holder electing to
purchase the Company Offered Securities shall be allocated and shall purchase its Pro Rata Portion of the Company Offered Securities.

                  (d) Rejection of Company Offer. If the Preferred Holders do not elect to purchase all of the Company Offered Securities, the Company shall have the right, exercisable not later than one hundred twenty (120) days after the giving of the Company Offer, to issue the Company Offered Securities not purchased by the Preferred Holders on substantially the same terms as, and in any case, no more favorable to the purchaser than, those set forth in the Company Offer.

                  (e) Closing. The closing of any sale or issue of Company Offered Securities to a Preferred Holder pursuant to this Section 5, (a "Purchasing Investor") shall take place on such date, within thirty (30) days of the date of the Acceptance Notice (subject to extension to comply with any applicable law), as shall be agreed by the Company and the Purchasing Investor. At any such closing, the Company shall deliver to each Purchasing Investor certificates representing the Company Offered Securities being issued, registered in the name of such Purchasing Investor or its nominee, against payment of the applicable purchase price by wire transfer of same day funds or check as deemed acceptable to the Company.

         6. OPTION TO PURCHASE SERIES C PREFERRED.

                  (a) Stockholders' Call Option. Beginning on the date hereof and ending on June 30, 2004, the Stockholders shall have the option to purchase the outstanding shares of the Company's Series C Preferred At the price and upon the terms as set forth herein (the "Series C Call Option"); provided, however, that the Stockholders may not exercise such option unless and until the company's Series a Preferred has been redeemed in full.

                  (b) Notice of Exercise. The Series C Call Option Set forth in this Section 6 may be exercised by the action of Stockholders representing, in the aggregate, at least a majority in interest of the then outstanding shares of Common Stock, giving 15 days' prior written notice to the holder of the Series C Preferred (the "Series C Holder") in accordance with Section 12(k) hereof.

                  (c) Purchase price. The total purchase price for the Series C Preferred Shall be that amount which would yield to JEDI II An eighteen percent (18%) annual internal rate of return (compounded quarterly) on the aggregate of all investments made by JEDI II and its Affiliates in the Company (excluding in such calculation the Series B Preferred issued to JEDI and its affiliates pursuant to the Securities Purchase Agreement), calculated from the date on which the respective investments were made (less any cash received) to the date of exercise of the Series C Call Option, as set forth on Annex C hereto.

                  (d) Closing. The closing of the purchase and sale of shares of the Series C Preferred pursuant to this Section 6 shall take place at the principal office of the Company on the date specified in the notice of exercise. At such closing, the Series C Holder shall deliver the certificate representing the Series C Preferred, duly endorsed or assigned to the purchasers or in blank, against payment of the applicable purchase price by wire transfer of same day funds or check as deemed acceptable to the Series C Holder. The Series C Preferred shall be free and clear of any and all claims, charges, security interests or other encumbrances of any nature whatsoever.

         7. OPTION TO REDEEM COMMON STOCK.

                  (a) Company's Call Option. Each Stockholder agrees that the Company shall have the exclusive option, commencing June 30, 2004 and ending 30 days thereafter, to purchase all or part of the shares of Common Stock owned by such Stockholder for a purchase price equal to $1.00 per share (the "Option Purchase Price"); provided, however, that such option may only be exercised if, prior to the date of exercise, one or more shares of the Series A Preferred remain outstanding.

                  (b) Series B Holders' Call Option. Each Stockholder agrees that if the Company does not elect to purchase all of such Stockholder's shares of Common Stock pursuant to subsection (a), the holders of the Series B Preferred (the "Series B Holders") shall have the option to purchase all or part of the shares of Common Stock owned by such Stockholder at the Option Purchase Price; provided, however, that such option may only be exercised if, prior to the date of exercise, one or more shares of the Series A Preferred remain outstanding. Collectively, the Company's call option provided in subsection (a) above and the Series B Holders' call option provided in this subsection (b) are referred to as the "Option."

                  (c) Adjustment of Option Purchase Price. The Option Purchase Price shall be subject to adjustment from time to time on and after the date hereof as provided in this Section 7(c). In case the Company shall at any time after the date hereof (i) pay a dividend of shares of Common Stock or make a distribution of shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), then the Option Purchase Price shall be adjusted to equal the Option Purchase Price immediately prior to the adjustment multiplied by a fraction, (A) the numerator of which is the number of shares of Common Stock for which this Option is exercisable immediately prior to the adjustment, and (B) the denominator of which is the number of shares of Common Stock for which this Option is exercisable immediately after such adjustment. The adjustments made pursuant to this Section 7(c) shall become effective immediately after the effective date of the event creating such right of adjustment, retroactive to the record date, if any, for such event. Any Option Shares purchasable as a result of such adjustment shall not be issued prior to the effective date of such event.

                  (d) Adjustment Notices. Upon any increase or decrease in the Option Purchase Price the Company shall, within 30 days thereafter, deliver written notice thereof to all Series B Holders, which notice shall state the adjusted Option Purchase Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.

                  (e) Notice of Exercise.

                           (i) The Company's Option set forth in subsection 7(a)(i) may be exercised by action of a majority of the members of the Board of Directors of the Company by delivery to the Stockholder of written notice of such exercise no less than 15 days in advance of the date of exercise pursuant to the notice requirements of Section 12(k).

                           (ii) The Series B Holders' Option set forth in subsection 7(a)(ii) may be exercised by any Series B Holder upon delivery to the Stockholder of written notice of such exercise no less than 15 days in advance of the date of exercise pursuant to the notice requirements of Section 12(k). If more than one Series B Holder elects to exercise its Option set forth in subsection 7(a)(ii) with respect to the same share or shares of Common Stock, such share or shares will be allocated among such Series B Holders to the extent of their Pro Rata Portion or as otherwise agreed.

                  (f) Closing. The closing of the purchase and sale of shares of Common Stock pursuant to this Section 7 shall take place at the principal office of the Company on the date specified in the notice of exercise. At such closing, the Company or Series B Holders, as the case may be, shall deliver payment of the purchase price in the form of a check or wire transfer to the holder or holders of the shares of Common Stock purchased, against delivery of the certificate or certificates representing such shares, duly endorsed or assigned to the Company or the Series B Holders, as the case may be, or in blank, free and clear of any and all claims, charges, security interests or other encumbrances of any nature whatsoever.

         8. BRING ALONG/COME-ALONG RIGHTS. If Preferred Holders owning 10% or more of the shares of Common Stock (calculated on a Fully Diluted Basis) make a determination to sell their interest to a third party (excluding subsidiaries of the Preferred Holders), such Preferred Holders shall have the right to require all of the Stockholders of the Company to participate in such sale at the same price and on the same terms as the other Stockholders.

         9. CORPORATE GOVERNANCE MATTERS.

                  (a) Designation and Removal of Directors. The Company and the Stockholders agree that, so long as shares of Series A are outstanding, the holders of Series A Preferred (the "Series A Holders") shall be entitled to designate and remove members of the Company's Board of Directors in accordance with the Company's Certificate of Designations for the Series A.

                  (b) Stockholder Action. Each Stockholder hereby agrees to vote its shares of Common Stock (and to execute any requested written consent in lieu of a meeting) from time to time as may be necessary to elect the Series A Holders' designees to the Board of Directors and to take any other action necessary to accomplish the purposes of this Section.

                  (c) Action by Preferred Holders. Each Preferred Holder hereby agrees, so long as the Series A Holders' designees to the Board of Directors have been elected as provided in this Section 9, to vote its shares of Preferred Stock (and execute any requested written consent in lieu of a meeting) in any election for the remaining members (if any) of the Board of Directors in the same proportion as the Stockholders, so that the percentage of votes cast by the Preferred Holders for any candidate shall equal the percentage of votes cast by the Stockholders for such candidate.

                  (d) Committee Representation. At the election of the holders of the Series A Preferred, any or all of the designees of the Series A Holders serving on the Board of Directors pursuant to this Section 9 shall be members of any executive committee or compensation committee, and, except for any environmental committee, each other committee of the Board of Directors of the Company.

         10. CORPORATE OPPORTUNITIES.

                  (a) The Stockholders and the Company recognize that JEDI II, its Affiliates (other than the directors elected or appointed to the Board of Directors by JEDI II) and assigns (collectively, the "JEDI Affiliates") and the directors elected or appointed to the Board of Directors of the Company by the JEDI Affiliates (i) may have participated, directly or indirectly, and may continue to participate in venture capital and other direct investments in corporations, partnerships, joint ventures, limited liability companies and other entities and other similar transactions, (ii) may have interests in, participate with, and maintain seats on the board of directors of other such entities and (iii) may develop opportunities for such entities. Specifically, such directors elected or appointed to the Board of Directors by JEDI II may be directors or employees of the JEDI Affiliates or directors or advisors of entities in which the JEDI Affiliates have invested or may invest (collectively, the "Positions"). In such Positions, such directors elected or appointed by the JEDI Affiliates may encounter business opportunities that the Company or its Stockholders may desire to pursue. The Stockholders and the Company recognize that such opportunities may include, but shall not be limited to, identifying, pursuing and investing in entities, financing entities, acquiring property or other assets of entities, engaging investment banking firms or other underwriters for access to public and private securities markets, and obtaining investment funds from institutional and private investors or others, and agree that, to the fullest extent permitted by law, the JEDI Affiliates and the directors elected or appointed to the Board of Directors by the JEDI Affiliates shall not be expressly or implicitly restricted or proscribed from engaging in any of the foregoing activities, regardless of whether such business activity is (or such business entity engages in businesses that are) in direct or indirect competition with the business or activities of the Company and its Affiliates.

                  (b) The Stockholders and the Company agree that the JEDI Affiliates and the directors elected or appointed by the JEDI Affiliates shall have no obligation to the Company, the Stockholders of the Company or to any other person or entity to present any such business opportunity to the Company before presenting and allowing time to develop such opportunity to any other entities, other than such opportunities presented to him or her solely in, and as a direct result of, his or her capacity as a director of the Company; provided, that this paragraph shall in no way allow a director to usurp a corporate opportunity solely for his or her benefit without first presenting and allowing time to the entities set forth above to develop such opportunity. However, if an opportunity is separately presented by a person other than such director of the Company to such entity, including the JEDI Affiliates, such entity shall be free to pursue such opportunity even if it came to the director's attention solely as a result of and in his or her capacity as a director of the Company.

         11. LEGEND ON CERTIFICATES; STOP TRANSFER ORDERS. The Stockholders agree to the placement of a conspicuous legend on all certificates representing shares of Company Securities or Common Stock Equivalents indicating that such securities may not be Transferred except in accordance with this Agreement and to the entry of a stop transfer order with the transfer agent for such securities against the transfer of such securities except in accordance with this Agreement. Such legend shall be substantially in the following form:


                   BY THE TERMS OF A STOCKHOLDERS' AGREEMENT DATED MARCH 31, 1999 AMONG CERTAIN STOCKHOLDERS AND THE COMPANY (THE "STOCKHOLDERS' AGREEMENT"), CERTAIN RESTRICTIONS HAVE BEEN PLACED ON THE TRANSFER AND VOTING OF THE SHARES REPRESENTED BY THIS CERTIFICATE. NEITHER THESE SECURITIES NOR ANY INTEREST HEREIN MAY BE TRANSFERRED, BY MEANS OF A DIRECT OR INDIRECT SALE, ASSIGNMENT, DONATION, TRANSFER, DEVISE, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION OF LEGAL TITLE OR BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE STOCKHOLDERS' AGREEMENT. A COPY OF THE STOCKHOLDERS' AGREEMENT HAS BEEN PLACED ON FILE BY THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE AND IS AVAILABLE FOR INSPECTION.

Each Stockholder holding Company Securities issued prior to the Effective Date of this Agreement agrees to surrender all certificates representing such securities for endorsement as indicated above.

         12. MISCELLANEOUS.

                  (a) Action by Preferred Holders. Where consent, approval or a designation by the Preferred Holders is contemplated by this Agreement, such consent, approval or designation shall be deemed given, unless otherwise specified by this Agreement, if (i) JEDI II shall evidence in writing its consent, approval or designation, provided JEDI II and its Affiliates then own beneficially at least 10% of the outstanding shares of Preferred Stock or (ii) if JEDI II and its Affiliates own beneficially less than 10% of the outstanding shares of Preferred Stock, the Persons beneficially owning over 50% of the outstanding shares of Preferred Stock evidence such consent, approval or designation in one or more signed writings in each case. Where any action by the Preferred Holders is contemplated by this Agreement, each Preferred Holder may independently exercise its respective rights. Shares of Preferred Stock or Conversion Shares held by the Company or any subsidiary of the Company shall not be deemed to be outstanding and neither the Company nor any subsidiary may exercise any rights as a Preferred Holder.

                  (b) Determination of Beneficial Ownership. For purposes of this Agreement, the determination of beneficial ownership of Company Securities shall be made in accordance with Rule 13d-3 under the Exchange Act.

                  (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

                  (d) Arbitration.

                           (i) On the request of any of the parties hereto,
(whether made before or after the institution of any legal proceeding), any action, dispute, claim or controversy of any kind now existing or hereafter arising between any of the parties hereto in any way arising out of, pertaining to or in connection with this Agreement (a "Dispute") shall be resolved by binding arbitration in accordance with the terms hereof. Any of the parties may, by summary proceedings, bring an action in court to compel arbitration of any Dispute.

                           (ii) Any arbitration shall be administered by the
American Arbitration Association (the "AAA") in accordance with the terms of this Section, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitrator may be entered in any court having jurisdiction.

                           (iii) Arbitration hereunder shall be before a
three-person panel of neutral arbitrators, consisting of one person from each of the following categories: (1) an attorney who has practiced in the area of commercial law for at least 10 years or a retired judge at the Texas or United States District Court or an appellate court level: (2) a person with at least 10 years experience in commercial lending: and (3) a person with at least 10 years experience in the petroleum industry. The AAA shall submit a list of persons meeting the criteria outlined above for each category of arbitrator, and the parties shall select one person from each category in the manner established by the AAA. If the parties cannot agree on an arbitrator within 30 days after the request for an arbitration, then any party may request the AAA to select an arbitrator. The arbitrators may engage engineers, accountants or other consultants that the arbitrator deems necessary to render a conclusion in the arbitration proceeding.

                           (iv) To the maximum extent practicable, an
arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrator shall make specific written findings of fact and conclusions of law. The arbitrators shall have the power to award recovery of all costs and fees to the prevailing party. Each of the parties agrees to keep all Disputes and arbitration proceedings strictly confidential except for disclosure of information required by applicable law.

                           (v) All fees of the arbitrators and any engineer,
accountant or other consultant engaged by the arbitrators, shall be paid by the disputing parties equally unless otherwise awarded by the arbitrators.

                  (e) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

                  (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) Choice of Law. The laws of the State of Delaware shall govern this Agreement without regard to principles of conflict of laws.

                  (h) Saving Clause. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

                  (i) Integrated Agreement. This Agreement, together with the Securities Purchase Agreement and the documents and instruments to be executed in connection therewith, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement, the Securities Purchase Agreement and the documents and instruments to be executed in connection therewith supersede all prior agreements and understandings between the parties with respect to such subject matter.

                  (j) Amendment. This Agreement may be amended only by means of a written amendment signed by all of the parties hereto.

                  (k) Notices. All notices provided for hereunder shall be in writing by registered or certified mail, return receipt requested, telex, telegram, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

         to the Company:

         Sierra Well Service, Inc.
         406 N. Big Spring
         Midland, Texas 79702-0460
         Attention:
         Telecopier:

         to JEDI II:

         Joint Energy Development Investments II Limited Partnership c/o Enron Corp.
         1400 Smith Street
         Houston, Texas  77002
         Attention:
         Telecopier:  (713) 646-4039

         to the Stockholders:

         At the addresses set forth on Annex A

         with a copy to:

         Baker, Donelson, Bearman & Caldwell
         1800 Republic Centre
         633 Chestnut Street
         Chattanooga, Tennessee 37450-1800
         Attention: J. Porter Durham, Jr.
         Telecopier: (423) 756-3447

or to such other address as any such party may designate by notice in the manner provided above. All such notices and communications and all notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; four days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

                  (l) Authority. Each signatory hereto signing in a representative capacity represents and warrants to every party that his principal has duly authorized him to execute this Agreement on its behalf and that he has the power to bind his principal to this Agreement by such signature.

                  (m) Reliance. Each Stockholder acknowledges that JEDI II, in making the investment described in the Securities Purchase Agreement, is relying on the representations, warranties and covenants of the Stockholders as set forth in this Agreement.

                   [SIGNATURE PAGE - STOCKHOLDERS' AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.



                              SIERRA WELL SERVICE, INC.


                              /s/ Bill E. Coggin
                              ---------------------------------------------
                              Bill E. Coggin
                              Vice President



                              JOINT ENERGY DEVELOPMENT
                              INVESTMENTS II LIMITED PARTNERSHIP

                              By:  Enron Capital Management II Limited
                                   Partnership, its General Partner

                                   By: Enron Capital II Corp., its
                                       General Partner

                              By: /s/ John D. Curtin III
                                 --------------------------------------------
                                 Name:  John D. Curtin III
                                 Title:  Agent and Attorney-in-Fact



                              STOCKHOLDERS:

                              SOUTHWEST ROYALTIES, INC.

                              By: /s/ Bill E. Coggin
                                 --------------------------------------------
                              Name: Bill E. Coggin
                              Title: Vice President

                   [SIGNATURE PAGE - STOCKHOLDERS' AGREEMENT]




                              SOUTHWEST PARTNERS II, L.P.

                              By: /s/ Bill E. Coggin
                                 --------------------------------------------
                              Name: Bill E. Coggin
                              Title: Vice President




                              SOUTHWEST PARTNERS III, L.P.

                              By: /s/ Bill E. Coggin
                                 --------------------------------------------
                              Name: Bill E. Coggin
                              Title: Vice President



                              /s/ Joey D. Fields
                              -----------------------------------------------
                              Joey D. Fields



                              /s/ Dub W. Harrison
                              -----------------------------------------------
                              Dub W. Harrison

                            SIERRA WELL SERVICE, INC.
                                 SPOUSAL CONSENT


         The undersigned spouse of hereby joins the Stockholders' Agreement dated as of March __, 1999 (the "Stockholders' Agreement"), among Sierra Well Service, Inc., a Delaware corporation (the "Company"), and its Stockholders and Preferred Holders, a copy of which has been reviewed by such spouse. The undersigned executes this Consent to evidence this act with respect to any community property interest or other marital interest such spouse may hold in the Company Securities held by . Initially capitalized terms used but not defined herein have the meanings given to them in the Stockholders' Agreement.


WITNESS:                                       SPOUSE:

---------------------------                    --------------------------------
Name:                                          Name:
Date:                                          Date:

                                     ANNEX A


            Name of Stockholder               Number of Shares of Common Stock
            -------------------               --------------------------------


         Southwest Partners III, L.P.                      2,009.71
         Southwest Royalties Holdings, Inc.                1,260.00
         Southwest Partners II, L.P.                       1,071.00
         Joey D. Fields                                       20.00
         Dub W. Harrison                                      10.00

                                     ANNEX B


      Name of Preferred Holder           Series and Number of Preferred Shares
      ------------------------           -------------------------------------

            JEDI II                         Series A            500
            JEDI II                         Series B           1000
            JEDI II                         Series C              1

                   [SIGNATURE PAGE - STOCKHOLDERS' AGREEMENT]

                                    EXHIBIT A

                               ADOPTION AGREEMENT

         This Adoption Agreement ("Agreement") is executed by the person or entity named as "Transferee" below pursuant to the terms of the Stockholders' Agreement dated as of March __, 1999 ("Stockholders' Agreement") relating to restrictions imposed on the Stockholders of Sierra Well Service, Inc., a Delaware corporation (the "Company"). Initially capitalized terms used but not otherwise defined herein, shall have the meanings ascribed to them in the Stockholders' Agreement.

         1. Acknowledgment. The Transferee acknowledges receipt of a copy of the Stockholders' Agreement. Transferee further acknowledges that Transferee's acquisition of Company Securities (or any interest therein) is subject to the terms and conditions of the Stockholders' Agreement.

         2. Agreement. The Transferee hereby adopts the Stockholders' Agreement and agrees that, so long as the Transferee holds Company Securities, the Transferee shall be bound by and subject to the terms of the Stockholders' Agreement with the same force and effect as if Transferee were a "Securityholder" thereunder.

         3. Notice. Any notice required or permitted by the Stockholders' Agreement shall be given to Transferee at the address listed below Transferee's signature.

         4. Joinder. The spouse of Transferee, if applicable, executes this Agreement to acknowledge that it is fair and in such spouse's best interests and to bind such spouse's community interest, if any, in the securities acquired by Transferee to the terms of the Stockholders' Agreement.

                   [SIGNATURE PAGE - STOCKHOLDERS' AGREEMENT]

      This Agreement is executed by Transferee on               .
                                                  --------------

TRANSFEREE:                                 SPOUSE (if applicable):


--------------------------                  -------------------------------
Signature                                   Signature


--------------------------                  -------------------------------
Print Name                                  Print Name



--------------------------

--------------------------
Address


                                                SIERRA WELL SERVICE, INC.





                                                -------------------------------
                                                Bill E. Coggin
                                                Vice President